                                                                       Exhibit 3

                                VOTING AGREEMENT
                                ----------------


         THIS VOTING AGREEMENT is entered into this 28th day of August, 2002, by and among FIRST MERCHANTS CORPORATION ("First Merchants") and the undersigned shareholders of CNBC Bancorp (collectively, the "Shareholders").


                              W I T N E S S E T H:


In consideration of the execution by First Merchants of the Agreement of Reorganization and Merger between First Merchants and CNBC Bancorp ("CNBC") of even date herewith (the "Merger Agreement"), the undersigned Shareholders of CNBC hereby agree that each of them shall (i) cause all CNBC common shares owned by him/her of record and beneficially, including, without limitation, all shares owned by him/her individually and shares owned by any minor children and (ii) use best efforts to cause all shares owned by his/her spouse individually (of record or beneficially), all shares owned jointly by him/her and his/her spouse, all shares owned by any business of which any of the Shareholders who are directors are the principal shareholders, and specifically including all shares shown as owned directly or beneficially by each of them on EXHIBIT A attached hereto (collectively, the "Shares"), to be voted in favor of the merger of CNBC with and into First Merchants in accordance with and pursuant to the terms of the Merger Agreement at the annual or special meeting of shareholders of CNBC called for that purpose. This Voting Agreement shall be governed by and construed in accordance with the laws of the State of Ohio, without regard to conflict of laws provisions thereof. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. It is understood and agreed that Shareholders who execute this Agreement shall be bound hereby, irrespective of whether all Shareholders execute this Agreement. The obligations of each of the Shareholders under the terms of this Voting Agreement shall terminate contemporaneously with the termination of the Merger Agreement.





                     [Signatures appear on next four pages]

         IN WITNESS WHEREOF, First Merchants and each of the undersigned Shareholders of CNBC have made and executed this Voting Agreement as of the day and year first above written, and First Merchants has caused this Voting Agreement to be executed and attested by its duly authorized officers.

                                 FIRST MERCHANTS CORPORATION


                                 By:   /s/ Michael L. Cox
                                    --------------------------------------------
                                       Michael L. Cox,
                                       President and Chief Executive Officer
ATTEST:
/s/ Larry R. Helms
-----------------------------
Larry R. Helms, Secretary



                                     /s/ Thomas D. McAuliffe
                                     -------------------------------------------
                                     Thomas D. McAuliffe

                                     /s/ Andrea McAuliffe
                                     -------------------------------------------
                                     Andrea McAuliffe

                                     /s/ Loreto V. Canini
                                     -------------------------------------------
                                     Loreto V. Canini

                                     /s/ Mark S. Corna
                                     -------------------------------------------
                                     Mark S. Corna

                                     /s/ Jameson Crane, Jr.
                                     -------------------------------------------
                                     Jameson Crane, Jr.

                                     /s/ Judith A. DeVillers
                                     -------------------------------------------
                                     Judith A. DeVillers

                                     /s/ Paula Gummer
                                     -------------------------------------------
                                     Paula Gummer

                                     /s/ George A. Gummer
                                     -------------------------------------------
                                     George A. Gummer

                                     /s/ Deborah Hoy
                                     -------------------------------------------
                                     Deborah Hoy

                                     /s/ William L. Hoy
                                     -------------------------------------------
                                     William L. Hoy

                                     /s/ Clark Kellogg
                                     -------------------------------------------
                                     Clark Kellogg

                                     /s/ Rosella Kellogg
                                     -------------------------------------------
                                     Rosella Kellogg

                                     /s/ Cheryl A. Kenney
                                     -------------------------------------------
                                     Cheryl A. Kenney

                                     /s/ Donald R. Kenney
                                     -------------------------------------------
                                     Donald R. Kenney

                                     /s/ Samuel E. McDaniel
                                     -------------------------------------------
                                     Samuel E. McDaniel

                                     /s/ Valerie McDaniel
                                     -------------------------------------------
                                     Valerie McDaniel

                                     /s/ Kent K. Rinker
                                     -------------------------------------------
                                     Kent K. Rinker

                                     /s/ Nancy Rinker
                                     -------------------------------------------
                                     Nancy Rinker

                                     /s/ John A. Romelfanger
                                     -------------------------------------------
                                     John A. Romelfanger

                                     /s/ Bernadette Romelfanger
                                     -------------------------------------------
                                     Bernadette Romelfanger

                                     /s/ Richard F. Ruhl
                                     -------------------------------------------
                                     Richard F. Ruhl

                                     /s/ David J. Ryan
                                     -------------------------------------------
                                     David J. Ryan

                                     /s/ Mary Ellen Ryan
                                     -------------------------------------------
                                     Mary Ellen Ryan

                                     /s/ Peter C. Taub
                                     -------------------------------------------
                                     Peter C. Taub


                                     -------------------------------------------
                                     Catherine H. Taub

                                     /s/ John A. Tonti
                                     -------------------------------------------
                                     John A. Tonti

                                     /s/ Alan R. Weiler
                                     -------------------------------------------
                                     Alan R. Weiler

                                     /s/ Beatrice Weiler
                                     -------------------------------------------
                                     Beatrice Weiler

                                     /s/ Michael Wren
                                     -------------------------------------------
                                     Michael Wren





                    [REMAINDER OF PAGE INTENTIONALLY BLANK]

                                 FAIRWOOD INVESTMENT CO.


                                 By: /s/ Jameson Crane, Jr.
                                     -------------------------------------------
                                        Jameson Crane, Jr., Vice President


                                 CRANE GROUP RETIREMENT PLAN


                                 By: /s/ Jameson Crane, Jr.
                                     -------------------------------------------
                                        Jameson Crane, Trustee


                                 DAVID J. RYAN TRUST


                                 By: /s/ David J. Ryan
                                     -------------------------------------------
                                        David J. Ryan, Trustee


                                 MARY ELLEN TRUST


                                 By: /s/ Mary Ellen Ryan
                                     -------------------------------------------
                                        Mary Ellen Ryan, Trustee

                                 CORNA & DICESARE INVESTMENT COMPANY


                                 By: /s/ Mark S. Corna
                                     -------------------------------------------
                                        Mark S. Corna, Partner


                                 DRK FAMILY LIMITED PARTNERSHIP


                                 By
                                   ---------------------------------------------
                                        Donald R. Kenney, General Partner


                                 MJK FAMILY LIMITED PARTNERSHIP


                                 By:
                                     -------------------------------------------
                                        Donald R. Kenney, General Partner


                                 JMK FAMILY LIMITED PARTNERSHIP


                                 By:
                                     -------------------------------------------
                                        Donald R. Kenney, General Partner


                                 FEM FAMILY LIMITED PARTNERSHIP


                                 By:
                                     -------------------------------------------
                                        Donald R. Kenney, General Partner

Exhibit A to Voting Agreement dated August 28, 2002


                                                            Company
   Name       Individual     Joint    Spouse    Children    & Other    Total
   ----       ----------     -----    ------    --------    -------    -----
McAuliffe        42,293      41,510               7,920                 91,723
Canini            7,560                                                  7,560
Corna             8,389                                       5,610     13,999 Corna & DiCesare Investment Company
Crane             7,920                                      75,570     83,490 Crane Group Retirement Plan/Fairwood Investment Co.
DeVillers        13,491                                                 13,491
Gummer           20,855       2,224    8,309                            31,388
Hoy              13,080                1,200      3,348                 17,628
Kellogg                         100                                        100
Kenney                      106,590                           8,500    115,090 Family Ltd Ptnships
McDaniel          7,920         637                                      8,557
Romelfanger       8,981                  600        675                 10,256
Ruhl             43,462                                       2,595     46,057 Grandkids Trusts
Ryan             69,018                2,808                 12,300     84,126 ME Ryan Trust
Taub             16,795                9,768                            26,563
Tonti            24,393                                                 24,393
Weiler                       83,685                                     83,685
Wren            100,815                                                100,815
Rinker           78,627                2,460                            81,087
                 ------                -----                            ------

  Total         463,599     234,746   25,145     11,943     104,575    840,008
